UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2006

Astoria Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1 THROUGH 4 AND 6 THROUGH 9  NOT APPLICABLE.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

Robert J. Conway, a director of Astoria Financial Corporation (“the Company”) and Astoria Federal Savings and Loan Association (“Astoria Federal”), has, for personal reasons, resigned from the Boards of Directors of the Company and of Astoria Federal effective  March 14, 2006.

At its meeting held on March 15, 2006, the Board of Directors of the Company adopted a resolution, expressing their gratitude and appreciation for Mr. Conway’s 23 years of service as a director of the Company, Astoria Federal, Long Island Bancorp, Inc., and Long Island Savings Bank.  The Board of Directors also adopted a resolution, effective immediately, reducing the size of the Board of Directors of the Company from eleven to ten directors, thereby eliminating the Board of Directors seat which had previously been held by Mr. Conway.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Alan P. Eggleston

Alan P. Eggleston
Executive Vice President, Secretary and
General Counsel

Dated:  March 15, 2006